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                                                           Exhibit 16.14

[Letterhead of
 PricewaterhouseCoopers LLP]




                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Statement of Additional Information constituting part of this registration statement under the Securities Act of 1933 on Form N-14 (the "Registration Statement") of our reports dated February 15, 2001, relating to the financial statements and financial highlights appearing in the December 31, 2000 Annual Reports of State Street Research Tax-Exempt Fund and the State Street Research New York Tax-Free Fund ("Funds") (each a series of State Street Research Tax-Exempt Trust), which reports are also referenced in the Prospectus/Proxy Statement. We also consent to the reference to us under the heading "Independent Accountants" in the Statement of Additional Information dated May 1, 2001, for the Funds incorporated by reference in the Registration Statement.





/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
October 5, 2001